                                                                    EXHIBIT 99.2


                                ESCROW AGREEMENT
                                ----------------


     THIS ESCROW AGREEMENT (this "Agreement") is made as of April 30, 1998, by and among Vulcan Materials Company, a New Jersey corporation ("Vulcan"), C.W. Matthews Quarries, Inc., a Georgia corporation ("Matthews"), the shareholders of Matthews listed on SCHEDULE A hereto (each being a "Shareholder," and all of them together being the "Shareholders") and SunTrust Bank, Atlanta, a Georgia banking corporation ("Escrow Agent").

                                   BACKGROUND
                                   ----------

     A. Vulcan, Matthews and the Shareholders are parties to that certain Asset Purchase Agreement and Plan of Reorganization, dated September 29, 1997 (the "Asset Purchase Agreement"), by and among Matthews, the Shareholders and Vulcan, as amended by the First Amendment to the Asset Purchase Agreement dated December 19, 1997, and the Second Amendment to the Asset Purchase Agreement dated January 15, 1998 (collectively, the "Purchase Agreement").

     B. The capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

     C. The 37 acre tract of land described in SCHEDULE A was formerly owned by Matthews and was conveyed to Fulton County, Georgia on January 21, 1998 (the "Parcel").

     D. The parties to the Purchase Agreement acknowledge that Vulcan has assumed as part of its operating plan for the Parcel that a rebuilt stone processing plant (the "Plant") will be placed on the Parcel no later than the seventh anniversary of the Closing of the Purchase Agreement.

     E. The parties have agreed to place 10,293 shares of Common Stock of Vulcan ("Common Stock") into escrow at the Closing to protect Vulcan against the adverse financial consequences of being unable to place the Plant on the Parcel.

     F. Escrow Agent is willing to accept the escrow fund and to hold and distribute the escrow fund in accordance with the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Appointment of Escrow Agent.  Vulcan, Matthews and each of the
         ---------------------------
Shareholders hereby designate and appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby confirms its agreement to act as escrow agent upon the terms, conditions, and provisions of this Agreement and no additional duties or obligations shall be implied hereunder.

     2.  Creation of the Escrow Shares.
         -----------------------------

     (a) Concurrently with the Closing and the execution and delivery of this Agreement, the Shareholders have deposited 10,293 shares of Common Stock with Escrow Agent (the "Escrow Shares").

     (b) On this date, each Shareholder shall execute and deliver one or more stock powers in negotiable form representing the Escrow Shares and naming Escrow Agent, as representative of the respective interests of the Shareholders, as the registered holder.

     (c) Escrow Agent acknowledges receipt of the Escrow Shares and agrees to hold and disburse the Escrow Shares for the benefit of Vulcan and the Shareholders, as the case may be, in accordance with the provisions of this Agreement.

     (d) SCHEDULE B hereto sets forth the respective number of Escrow Shares of each Shareholder as of May 1, 1998 (each Shareholder's "Escrow Shares").

     (e) The Shareholders are entitled to receive currently any and all cash dividends or other cash income with respect to each Shareholder's Escrow Shares ("Dividends"). The Shareholders shall include any Dividends in their respective incomes. Each Shareholder has the right to direct Escrow Agent in writing as to the exercise of voting rights with respect to the portion of the Escrow Shares held by the Escrow Agent on behalf of such Shareholder, and the Escrow Agent shall comply with any such directions if received in a timely manner. In the absence of such directions, the Escrow Agent shall not vote any such portion of the Escrow Shares.

     (f) In the event of any stock split or stock dividend with respect to the Escrow Shares that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and subject to the escrow covered by this Agreement, and any other references herein to a specific number of shares of the Common Stock shall be adjusted accordingly.

     (g) Escrow Agent shall maintain a ledger (the "Escrow Ledger") setting forth (i) the name and address of each Shareholder, (ii) the amount of the Escrow Shares, (iii) the portion of the Escrow Shares attributable to each Shareholder, (iv) the amount of Dividends, (v) each Shareholder's share of Dividends based on such Shareholder's Escrow Shares, and (vii) such other information as Vulcan or the Shareholders may reasonably require from time to time in writing for the administration of this Agreement. Escrow Agent shall send copies of each updated version of the Escrow Ledger to Vulcan and all Shareholders as soon as practicable following each such update and each March 31, June 30, September 30 and December 31 during the term of this Agreement.

     3.  Term.  The term of this Agreement commences on the date hereof and
         ----
shall terminate at such time as all of the Escrow Shares have been distributed to Vulcan or the Shareholders pursuant to the terms of this Agreement.

     4.  Certificate of Zoning Compliance/Building Permit.  Vulcan shall take
         -------------------------------------------------
reasonable efforts to apply to the City of Atlanta, Georgia, for (a) a Certificate of Zoning Compliance confirming that the zoning status of the Parcel allows as a permitted use the construction of the proposed Plant, or (b) a land disturbance permit authorizing the construction of the proposed Plant on the Parcel, or (c) a building permit authorizing the construction of the proposed Plant on the Parcel (in each case, the "Approval"). Matthews and the Shareholders expressly acknowledge that Vulcan has the sole discretion to select among the three foregoing options to confirm the zoning status of the Parcel. Vulcan shall apply to the City of Atlanta for the Approval by no later than October 30, 2004.

     5.  Distributions from Escrow Shares.
         --------------------------------

     (a) Unless Escrow Agent receives on or before October 30, 2004 evidence in the form of a certified letter from the City of Atlanta stating that Vulcan has applied for the Approval (or other reasonable documentation to such effect), Escrow Agent shall distribute the Escrow Shares to the Shareholders in accordance with each Shareholder's Escrow Shares.

     (b) Subject to the provisions of Section 5(e), if Vulcan applies for the Approval and the Approval is denied solely by reason of the failure of the Parcel (which failure existed on the Closing Date) to comply in all material respects with zoning ordinances that are legally valid and applicable to the Parcel, then, upon receipt of evidence of such denial in the form of a copy of the application submitted to the City of Atlanta and a copy of the transmittal from the City of Atlanta ruling on such application, Escrow Agent shall distribute the Escrow Shares to Vulcan.

     (c) If the City of Atlanta grants the Approval, Vulcan shall provide notice to the Shareholders and to Escrow Agent of such grant in accordance with Section 12(e) and, upon receipt of such notice (or other reasonable documentation to such effect), Escrow Agent shall distribute the Escrow Shares to the Shareholders in accordance with each Shareholder's Escrow Shares.

     (d) Except as otherwise provided in Section 5(e), if no evidence of the denial or approval of the Certificate of Zoning Compliance is provided to Escrow Agent on or before the close of business on May 1, 2005, Escrow Agent shall promptly distribute the Escrow Shares to the Shareholders in accordance with each Shareholder's Escrow Shares.

     (e) Neither Vulcan nor Escrow Agent has the obligation to seek administrative review or institute litigation regarding the decision by the City of Atlanta, Georgia to grant or deny the Approval; provided, however, Vulcan shall (i) allow the Shareholders to conduct an appeal of any such decision on behalf of Vulcan and, if necessary or advisable, in Vulcan's name (with Vulcan's participation, if such participation is desired by Vulcan) and (ii) cooperate with any such appeal by the Shareholders. If such an appeal is filed, Escrow Agent shall not distribute the Escrow Shares while the appeal is pending. If such an appeal is pending on May 1, 2005, the deadline provided in Section 5(d) shall not expire and Escrow Agent shall not distribute the Escrow Shares before there is a determination of the appeal. If the appeal is successful, then upon receipt of reasonable documentation to such effect, Escrow Agent shall promptly distribute the Escrow Shares to the Shareholders in accordance with each Shareholder's Escrow Shares. If the Approval is denied after exhaustion of all appeals, Escrow Agent shall distribute the Escrow Shares to Vulcan.

     (f) Escrow Agent shall have no liability in acting upon any of the above evidence. In addition, Escrow Agent shall not have any responsibility to elicit or obtain any such evidence from the City of Atlanta, Georgia, but shall act only on evidence which has been provided to Escrow Agent.

     (g) Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any certification, statement, request, consent, receipt, instructions, or agreement whatsoever which Escrow Agent in good faith believes to be genuine, to have been signed or presented by the person or parties purporting to sign or present the same, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, so long as it conforms to the provisions of this Agreement and so long as a copy of it has been provided to both Vulcan and Matthews at least ten (10) days prior to Escrow Agent's action, and in reliance thereon Escrow Agent shall not incur any liability under this Agreement.

     6.  Escrow Agent's Duties.  Escrow Agent has only such duties as expressly
         ---------------------
set forth in this Agreement and the Schedules hereto, and is not required, in carrying out its duties under this Agreement, to refer to the Purchase Agreement or any other agreement between the parties or any of them or among the parties or any of them and any other person or entity. Escrow Agent shall not be liable for any act or failure to act arising from the transactions contemplated by this Agreement, other than for its gross negligence or willful misconduct.

     7.  Remedies of Escrow Agent.  In the event of any disagreement or
         ------------------------
controversy hereunder, or if conflicting demands or notices are made upon Escrow Agent, or if Escrow Agent in good faith is in doubt as to what action it should take hereunder, the parties expressly agree and consent that Escrow Agent shall have the absolute right, at its option, to file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all persons involved to interplead their several claims and rights among themselves and with Escrow Agent.

     8.  Reliance on Counsel.  Escrow Agent may from time to time consult with
         -------------------
legal counsel of its own choosing in the event of any disagreement, or controversy, or question or doubt as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion or instructions of such counsel. Any such fees and expenses of such legal counsel shall be considered part of the fees and expenses of Escrow Agent described within this Escrow Agreement.

     9.  Escrow Agent's Fees and Expenses.  Vulcan and Matthews herewith remit
         --------------------------------
to Escrow Agent the sum of $1,250 in partial consideration for carrying out Escrow Agent's duties hereunder. Vulcan and Robert E. Matthews shall pay all additional reasonable compensation of Escrow Agent as set forth in SCHEDULE C hereto and all expenses, disbursements, and advances incurred in carrying out Escrow Agent's duties hereunder. If Escrow Agent resigns or is terminated pursuant to Section 11 of this Agreement, Escrow Agent shall be entitled to its compensation earned prior to such resignation or termination.

     10.  Indemnification.
          ---------------

Vulcan and each of the Shareholders shall jointly and severally indemnify, protect and save and hold Escrow Agent and its successors and permitted assigns harmless from all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including reasonable attorneys' fees and expenses) of whatsoever kind or nature imposed on, incurred by or asserted against Escrow Agent which in any way relate to or arise out of the execution and delivery of this Agreement or any action taken hereunder; provided, however,
                                                              --------  -------
that Vulcan and the Shareholders shall have no obligation to indemnify and save and hold Escrow Agent harmless from any liability incurred by, imposed upon, or asserted against Escrow Agent resulting from the gross negligence or willful misconduct of Escrow Agent. Vulcan shall indemnify Escrow Agent for up to one-half of the amount of any indemnification obligations owing by Vulcan under this
Section 10, and all of the Shareholders shall indemnify Escrow Agent for up to one-half of the amount of any indemnification obligations owing under this
Section 10, with each Shareholder being jointly and severally liable for the Shareholders' aggregate one-half share of any such indemnification obligations. The provisions of this Section 10 shall survive the term of this Agreement.

     11.  Resignation by or Termination of Escrow Agent.  Escrow Agent may
          ---------------------------------------------
resign as such by delivering written notice to such effect at least thirty (30) days prior to the effective date of such resignation to each of the Shareholders and Vulcan. Vulcan and the Shareholders, acting jointly, may terminate Escrow Agent from its position as such by delivering written notice to Escrow Agent to such effect executed by Vulcan and the Shareholders at least thirty (30) days prior to the effective date of such termination (unless such termination is as a result of Escrow Agent's breach of its obligations hereunder, in which case the effective date of such termination shall be any date specified in such notice by Vulcan and the Shareholders). In the event of such resignation by or termination of Escrow Agent, Vulcan and the Shareholders shall agree in a written instrument to the appointment of a successor escrow agent. The Escrow Agent which has been so terminated or has so resigned shall promptly deliver to the successor escrow agent the entire balance of the Escrow Shares (together with copies of all records pertaining thereto) upon presentation of evidence reasonably satisfactory to it of the appointment and authorization of such successor escrow agent by Vulcan and the Shareholders. Upon receipt of the Escrow Shares, such successor escrow agent shall thereupon be bound by all of the provisions hereof. From and after the appointment of a successor escrow agent pursuant to this Section 11, all references herein to Escrow Agent shall be deemed to be to such successor escrow agent. Should Vulcan and the Shareholders fail to appoint a successor escrow agent within thirty (30) days of the effective date of any resignation or termination pursuant to this Section 11, then Escrow Agent may institute suit in a court of competent jurisdiction to have a successor escrow agent appointed and tender into the custody of that court all of the remaining portion of the Escrow Shares.

     12.  General Provisions.
          ------------------

     (a) Assignment.  This Agreement shall be binding upon the successors and
         ----------
permitted assigns of the parties. Neither this Agreement nor any right or benefit of any party hereunder may be assigned or transferred by such party without the prior written consent of all other parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that Vulcan
                                               --------  -------
may assign its rights, together with its obligations, without prior written consent hereunder (i) to any of its affiliates, (ii) to any lender or lenders providing financing to Vulcan or its affiliates or (iii) in connection with any sale, transfer or other disposition (by operation of law or otherwise) of all or substantially all of its assets or business or stock of Vulcan. Vulcan may not sell or otherwise dispose of the Parcel without causing the transferee of the Parcel to assume all of Vulcan's obligation hereunder.

     (b) Amendment.  This Agreement may not be amended or modified without the
         ---------
prior written consent of all parties.

     (c) Waiver.  Failure to insist upon strict compliance with any of the terms
         ------
or conditions of this Agreement at any one time shall not be deemed a waiver of such term or condition at any other time; nor shall any waiver or relinquishment of any right or power granted herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

     (d) Governing Law.  Notwithstanding the place where this Agreement may be
         -------------
executed by any of the parties, the parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia, without regard for its conflict of laws doctrine.

     (e) Notices.  All notices, requests, demands, tenders or other
         -------
communications required or permitted hereunder must be in writing and are deemed to have been duly given if (a) delivered personally, (b) sent by telecopy with the original sent via mail, (c) mailed, certified or registered mail, return receipt requested, postage prepaid, or (d) sent by Fedex or other nationally recognized overnight courier service or overnight express U.S. Mail, postage prepaid, as follows:

 (i) If to Vulcan:

     Vulcan Materials Company
     P.O. Box 80730
     Atlanta, Georgia  30366
     or
     2299 Perimeter Park Drive
     Atlanta, Georgia  30341
     Attention: Mr. G.M. (Mac) Badgett, III, President, Southeast Division (Telephone: (770) 458-5896
     (Telecopy:  (770) 452-9505)
     (Tax Identification Number:  63-0366371)

 with copies to:

     Vulcan Materials Company
     P.O. Box 530187
     Birmingham, Alabama  35253
     or
     One Metroplex Drive
     Birmingham, Alabama  35209
     Attention:  Michael R. Mills, Esq.
     (Telephone:  205) 877-3207)
     (Telecopy:  (205) 877-3094)

 -and-

     Alston & Bird, LLP
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia  30309-3424
     Attention:  Alexander W. Patterson, Esq.
     (Telephone:  (404) 881-7688)
     (Telecopy:  (404) 881-7777)

(ii) If to Matthews or any of the Shareholders:

     c/o C.W. Matthews Quarries, Inc.
     P.O. Drawer 970
     Marietta, Georgia  30061
     or
     1600 Kenview Drive
     Marietta, Georgia  30060
     Attention:  Mr. Robert E. Matthews, President
     (Telephone:  (770) 422-7520)
     (Telecopy:  (770) 422-1068)
     (Tax Identification Number: 58-2207049) with a copy to:

      Kilpatrick Stockton LLP
      1100 Peachtree Street
      Suite 2800
      Atlanta, Georgia  30309
      Attention:  Harold E. Abrams, Esq.
      (Telephone:  (404) 815-6600)
      (Telecopy:  (404) 815-6555)

(iii) If to Escrow Agent:

      SunTrust Bank, Atlanta
      Corporate Trust Department
      Room 400 - Annex
      58 Edgewood Avenue
      Atlanta, Georgia  30303
      Attention:  Ronald C. Painter
      (Telephone:  (404) 588-7191)
      (Telecopy:  (404) 332-3966)

Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. Notices personally delivered or transmitted by telecopy are deemed to have been given on the date so delivered or transmitted. Notices mailed are deemed to have been given on the date three (3) business days after the date posted, and notices sent in accordance with (d) above are deemed to have been given on the next business day after delivery to the courier service or U.S. Mail (in time for next day delivery). The parties may change the address for any such notice, request, demand, tender or other communication by delivery of such notice of change of address in accordance with the terms of this Section 12(e).

     (f) Invalid Provision.  If any provision of this Agreement is determined to
         -----------------
be invalid or unenforceable, this Agreement shall be deemed amended to delete such provision and the remainder of this Agreement shall be enforceable by its terms.

     (g) Binding Effect.  This Agreement shall be binding upon and inure to the
         --------------
benefit of the parties hereto and their respective permitted successors and assigns.

     (h) Further Assurances.  Each party agrees to execute and deliver all such
         ------------------
further instruments and do all such further acts as may be reasonably necessary or appropriate to effectuate this Agreement.

     (i) Headings.  Headings and captions contained in this Agreement are
         --------
inserted only as a matter of convenience and for reference and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

     (j) Person and Gender.  The masculine gender shall include the feminine and
         -----------------
neuter genders and the singular shall include the plural.

     (k) Entire Agreement; Exclusive Remedy.  This Agreement constitutes the
         ----------------------------------
entire agreement of the parties with respect to matters set forth in this Agreement, and supersedes any prior understanding or agreement, oral or written, with respect to such matters. Specifically, the provisions of this Agreement supersede all provisions contained in the Purchase Agreement with respect to the representation of Seller and the Shareholders regarding the material compliance of the Parcel with applicable zoning laws, and the recovery of the Escrow Shares constitutes the exclusive remedy of Vulcan with respect to any damages incurred by reason of a breach of such representation.

     (l) Interpretations.  Neither this Agreement nor any uncertainty or
         ---------------
ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. No party shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     (m) Execution in Counterparts.  This Agreement may be executed in any
         -------------------------
number of counterparts, each of which shall be an original, and all such counterparts shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

     IN WITNESS WHEREOF, the parties have each executed under seal or caused this Agreement to be duly executed under seal on their respective behalves by their respective duly authorized officers, all as of the day and year first above written.

                                            MATTHEWS:
                                            --------
ATTEST:
                                            C.W. MATTHEWS QUARRIES, INC., a
                                            Georgia corporation
----------------------------
Name:  James C. Scott, Jr.
Title:     Secretary                        By:
                                               -----------------------------
                                               Robert E. Matthews
[CORPORATE SEAL]                               President


                                            SHAREHOLDERS:
                                            ------------



                                                                         (SEAL)
                                            -----------------------------
                                            Robert E. Matthews



                                                                         (SEAL)
                                            -----------------------------
                                            James C. Scott, Jr., individually;
                                            as Co-Trustee of the Charles
                                            Matthews Subchapter S Trust U/A
                                            December 12, 1994; as Co-Trustee of
                                            the Mary Matthews Burton Subchapter
                                            S Trust U/A December 12, 1994; as
                                            Co-Trustee of the Luke Doran Burton
                                            Subchapter S Trust U/A December 12,
                                            1994; as Co-Trustee of the Michael
                                            Scott Matthews Subchapter S Trust
                                            U/A May 22, 1995; and as Co-Trustee
                                            of the Katherine Dawn Matthews
                                            Subchapter S Trust U/A February 14,
                                            1997

                                                                          (SEAL)
                                            ------------------------------
                                            Q. William Hammack, Jr.,
                                            individually; as Co-Trustee of the
                                            Charles Matthews Subchapter S Trust
                                            U/A December 12, 1994; as Co-Trustee
                                            of the Mary Matthews Burton
                                            Subchapter S Trust U/A December 12,
                                            1994; as Co-Trustee of the Luke
                                            Doran Burton Subchapter S Trust U/A
                                            December 12, 1994; as Co-Trustee of
                                            the Michael Scott Matthews
                                            Subchapter S Trust U/A May 22, 1995;
                                            and as Co-Trustee of the Katherine
                                            Dawn Matthews Subchapter S Trust U/A
                                            February 14, 1997


                                                                          (SEAL)
                                            ------------------------------
                                            Dianne Matthews, as Co-Trustee of
                                            the Charles Matthews Subchapter S
                                            Trust U/A December 12, 1994 and as
                                            Co-Trustee of the Mary Matthews
                                            Burton Subchapter S Trust U/A
                                            December 12, 1994


                                            VULCAN:
                                            ------
ATTEST:
                                            VULCAN MATERIALS COMPANY, a New
                                            Jersey corporation

---------------------------------
Name:  Roger Estill
Title: Comptroller                          By:
                                               ----------------------------
                                            Name:  Mac Badgett
[CORPORATE SEAL]                            Title: President, Southeast
                                                   Division


                                            ESCROW AGENT:
                                            ------------

                                            SUNTRUST BANK, ATLANTA


                                            By:
                                               ----------------------------
                                            Name:  Ronald C. Painter
                                            Title: Vice President,
                                                   Corporate Trust

                                   SCHEDULE A

                                   The Parcel
                                   ----------

                                  Lease Tract
                                  38.464 Acres

All that tract or parcel of land lying in Land Lot 225, of the 17th District, of Fulton County, Georgia and being more particularly described as follows:

To find the POINT OF BEGINNING commence at a point (iron pin found) at the intersection of the Easterly right-of-way of Grove Park Place (60' R/W) and the Southerly right-of-way of Johnson Road (80 R/W), said point being the TRUE POINT OF BEGINNING.

From the TRUE POINT OF BEGINNING as thus established,

THENCE along said right-of-way of Johnson Road, along a 1066.13 foot radius curve turning to the left an arc distance of 712.40 feet (said curve being subtended. by a chord bearing North 70 degrees 05 minutes 17 seconds East a distance of 699.22 feet) to a point;

THENCE North 51 degrees 13 minutes 55 seconds East a distance of 313.87 feet to an iron pin found;

THENCE leaving said right-of-way of Johnson Road, South 78 degrees 27 minutes 59 seconds East a distance of 702.14 feet to a point on the approximate location of the Land Lot Line common to Land Lots 190 and 225;

THENCE along said Land Lot Line, South 01 degrees 49 minutes 55 seconds West a distance of 676.75 feet to an iron pin found;
THENCE South 00 degrees 54 minutes 00 seconds East a distance of 339.65 feet to an iron pin set;
THENCE leaving said Land Lot Line, North 88 degrees 59 minutes 43 seconds West a distance of 639.91 feet to an iron pin set;
THENCE South 00 degrees 56 minutes 06 seconds East a distance of 549.92 feet to an iron pin set;
THENCE North 89 degrees 17 minutes 40 seconds West a distance of 179.98 feet to an iron pin set;
THENCE North 00 degrees 42 minutes 20 seconds East a distance of 49.99 feet to an iron pin set;
THENCE South 89 degrees 17 minutes 40 seconds East a distance of 139.98 feet to an iron pin set;
THENCE North 00 degrees 42 minutes 20 seconds East a distance of 49.99 feet to an iron pin set;
THENCE North 89 degrees 17 minutes 40 seconds West a distance of 390.59 feet to an iron pin set;

THENCE along a 7242.25 foot radius curve turning to the right an arc distance of
449.5 8 feet (said curve being subtended by a chord bearing North 25 degrees 03 minutes 00 seconds West a distance of 449.51 feet) to an iron pin set;

THENCE South 74 degrees 04 minutes 14 seconds West a distance of 6.62 feet to an iron pin set on said right-of-way of Grove Park Place;

THENCE along said right-of-way of Grove Park Place, along a 412.82 foot radius curve turning to the left an arc distance of 135.64 feet (said curve being subtended by a chord bearing North 25 degrees 23 minutes 29 seconds West a distance of 135.03 feet) to a point;

THENCE North 34 degrees 48 minutes 05 seconds West a distance of 281.47 feet to an iron pin set;

THENCE along a 542.77 foot radius curve turning to the right an arc distance of
322.20 feet (said curve being subtended by a chord bearing North 17 degrees 48 minutes 05 seconds West a distance of 317.49 feet) to a point;

THENCE North 00 degrees 48 minutes 05 seconds West a distance of 94.27 feet to a point (iron pin found) at the right-of-way intersections of Johnson Road and Grove Park Place, said point being the TRUE POINT OF BEGINNING.

Less and except tract of Lug shown as Pactel Cellular, Inc. of America Lease Tract being more particularly described as follows:

To find the POINT OF BEGINNING commence at an iron pin found at the intersection of the Easterly right-of-way of Grove Park Place (60' R/W) and the Southerly right-of-way of Johnson Road (80 R/W).

THENCE along said right-of-way of Johnson Road, along a 1066.13 foot radius curve turning to the left an arc distance of 712.40 feet (said curve being subtended by a chord bearing North 70 degrees 05 minutes 17 seconds East a distance of 699.22 feet) to a point;

THENCE North 51 degrees 13 minutes 55 seconds East a distance of 98.93 feet to a point;

THENCE leaving said right-of-way of Johnson Road, along a 21.950 foot radius curve turning to the left an arc distance of 23.940 feet (said curve being subtended by a chord bearing South 70 degrees 08 minutes 57 seconds East a distance of 22.771 feet) to a point;

THENCE North 78 degrees 33 minutes 39 seconds East a distance of 114.088 feet to a point, said point being the TRUE POINT OF BEGINNING.

From the TRUE POINT OF BEGINNING as thus established,
THENCE North 38 degrees 46 minutes 05 seconds West a distance of 30.000 feet to a point;
THENCE North 51 degrees 13 minutes 55 seconds East a distance of 7.500 feet to a point;
THENCE North 51 degrees 13 minutes 55 seconds East a distance of 52.500 feet to a point;
THENCE South 38 degrees 46 minutes 05 seconds East a distance of 60.000 feet to a point;
THENCE South 51 degrees 13 minutes 55 seconds West a distance of 60.000 feet to a point;
THENCE North 38 degrees 46 minutes 05 seconds West a distance of 30.000 feet to a point, said point being the TRUE POINT OF BEGINNING.

Said tract of land containing 38.464 acres, less and except 0.083 acres contained in said Pactel Cellular, Inc. of America lease tract, and being shown on and described according to that certain plat titled "Composite Lease Boundary for C. W. Matthews" by Blue Ridge Engineering, Inc., dated October 29, 1997, and bearing the seal of H. Tate Jones Ga. RLS # 2339, which survey is hereby made part of this legal description by this reference.

                                   SCHEDULE B

                                 Escrow Shares

                                                                      Number of
Shareholder                                                         Escrow Shares
------------------------------------------------------------------  -------------

Robert E. Matthews                                                      7,407
Taxpayer Identification Number: ###-##-####

James C. Scott, Jr.                                                       658
Taxpayer Identification Number: ###-##-####

Q. William Hammack, Jr.                                                   658
Taxpayer Identification Number: ###-##-####

Charles Matthews Subchapter S Trust U/A December 12, 1994                 672
Taxpayer Identification Number: 58-6302995

Katherine Dawn Matthews Subchapter S Trust U/A February 14, 1997           31
Taxpayer Identification Number: 58-6339950

Luke Doran Burton Subchapter S Trust U/A December 12, 1994                121
Taxpayer Identification Number: 58-6302996

Mary Matthews Burton Subchapter S Trust U/A December 12, 1994             673
Taxpayer Identification Number: 58-6302994

Michael Scott Matthews Subchapter S Trust U/A May 22, 1995                 73
Taxpayer Identification Number: 58-6308544
                                                                       ------
TOTALS                                                                 10,293

                                   SCHEDULE C

                              Escrow Agent's Fees
                              -------------------


The annual fee of $1,250 for administering this Agreement is due from Vulcan and Matthews at the time of closing. Unless this Agreement is terminated in accordance with Section 3 of this Agreement, the annual fee will be divided in half and one half will be invoiced to Vulcan and the other half will be invoiced to Robert E. Matthews, with any fractional cent to be invoiced to Vulcan, (as provided in Section 9 of this Agreement) in each of the next seven anniversaries of this Agreement.

Administrative expenses such as, but not limited to postage, courier, overnight mail, insurance, legal, money wire transfer, long distance telephone charges, facsimile, stationery, travel, etc., will be divided in half and one half will be invoiced to Vulcan and the other half will be invoiced to Robert E. Matthews, with any fractional cent to be invoiced to Vulcan, as appropriate, at cost and per annum, with the costs not to exceed $50 per annum, unless approved by Vulcan and Robert E. Matthews in advance for any costs that exceed $50 per annum.

It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon and the parties authorize SunTrust Bank, Atlanta to perform said services.